EXHIBIT 99.1
News Release

Contacts:	Media - Alan H. McCoy, Vice President, Government & Public Relations (513) 425-2826
Investors – Albert E. Ferrara, Jr., Vice President, Finance & CFO (513) 425-2888

AK Steel Reports Financial Results For Second Quarter of 2009

Results Improve 35% Over 2009 First-Quarter Despite Lower Shipments
WEST CHESTER, OH, July 21, 2009 – AK Steel (NYSE: AKS) today reported a net loss of $47.2 million, or $0.43 per diluted share of common stock, for the second quarter of 2009, compared to net income of $145.2 million, or $1.29 per diluted share, for the second quarter of 2008.  The results represent a 35% improvement over the first quarter of 2009 net loss of $73.4 million, or $0.67 per diluted share.
Net sales for the second quarter of 2009 were $793.6 million on shipments of 740,600 tons, compared to sales of $2,236.6 million on shipments of 1,737,800 tons for the year-ago quarter.  Shipments for the first quarter of 2009 were 778,800 tons.  The company said its average selling price for the second quarter of 2009 was $1,072 per ton, a 9% decrease over the $1,184 per-ton price in the first quarter of 2009 and about 17% lower than the $1,287 per-ton price for the second quarter of 2008.
The company experienced an operating loss for the second quarter of 2009 of $72.5 million, or $98 per ton, compared to an operating profit of $237.9 million, or $137 per ton, for the second quarter of 2008.  The most recent operating results represent an improvement of $27.4 million, or $30 per ton, over the first quarter of 2009.
“Considering that the continuing global recession resulted in an all-time low quarterly shipment level, the effort by AK Steel employees to significantly improve our results over the first quarter is notable and remarkable,” said James L. Wainscott, chairman, president and CEO.  “While we can never be satisfied with an operating or net loss, the improvements speak volumes about AK Steel’s business model and the resolve of our entire team to weather this unprecedented recession and emerge with an even stronger company.”
Six-Month Results
For the first six months of 2009, the company reported a net loss of $120.6 million, or $1.10 per diluted share.  Net income for the corresponding 2008 period was $246.3 million, or $2.18 per diluted share.
First-half 2009 sales were $1,715.8 million, compared to $4,028.0 million in the first half of 2008. Shipments for the first half of 2009 were 1,519,400 tons, compared to 3,316,200 tons in the first half of 2008.  The company reported an operating loss of $172.4 million, or $113 per ton, for the first half of 2009, compared to an operating profit of $407.6 million, or $123 per ton, for the first half of 2008.  The significant decline in shipments, sales and income were the result of the severe decline in the overall global economy, including the substantial reduction in demand in the automotive market along with reductions in all other markets the company serves.
During the first half of 2009, the company made $100.0 million in early pension fund contributions and a $65.0 million contribution associated with the Middletown Works VEBA settlement.  During the first half of 2009 the company repurchased $26.4 million of its 7 3/4% senior notes and approximately 1.6 million shares of its common stock.
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Third-Quarter 2009 Outlook
AK Steel said it expects shipments for the third quarter of 2009 to be approximately 940,000 tons, reflecting an increase of nearly 27% over second-quarter 2009 shipments.  The company anticipates that its average per-ton selling price will be approximately equivalent to the second quarter of 2009 level.  The company expects planned maintenance costs to be approximately $6 million lower compared to the second quarter, primarily the result of the completion in early July of the planned blast furnace maintenance outage at the Middletown Works.  AK Steel expects to benefit from lower operating and raw material costs in the third quarter compared to the second quarter.  The company expects to achieve an approximate breakeven in operating profit, which would represent an improvement of about $70 million, or about $100 per ton, over second-quarter results.
Safe Harbor Statement
The statements in this release with respect to future results reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management, including those risks and uncertainties discussed in the company’s Annual Report on Form 10K for the year ended December 31, 2008, as updated in our most recent Quarterly Report on Form 10Q.  Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.
AK Steel
AK Steel produces flat-rolled carbon, stainless and electrical steels, primarily for automotive, appliance, construction and electrical power generation and distribution markets.  The company employs about 6,100 men and women in Middletown, Mansfield, Coshocton and Zanesville, Ohio; Butler, Pennsylvania; Ashland, Kentucky; Rockport, Indiana; and its corporate headquarters in West Chester, Ohio.  Additional information about AK Steel is available on the company’s web site at www.aksteel.com.
AK Tube LLC, a wholly owned subsidiary of AK Steel, employs about 250 men and women in plants in Walbridge, Ohio and Columbus, Indiana.  AK Tube produces carbon and stainless electric resistance welded (ERW) tubular steel products for truck, automotive and other markets.  Additional information about AK Tube LLC is available on its web site at www.aktube.com.
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AK Steel Holding Corporation
Statements of Operations
(Unaudited)
(Dollars and Shares in Millions, Except Per Share and Per Ton Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Shipments (000 tons)	740.6	1,737.8	1,519.4	3,316.2
Selling price per ton	$1,072	$1,287	$1,129	$1,215

Net sales	$793.6	$2,236.6	$1,715.8	$4,028.0

Cost of products sold	766.6	1,892.3	1,689.6	3,405.5
Selling and administrative expenses	47.9	55.0	95.7	111.5
Depreciation	51.6	51.4	102.9	103.4
Total operating costs	866.1	1,998.7	1,888.2	3,620.4

Operating profit (loss)	(72.5)	237.9	(172.4)	407.6

Interest expense	9.2	11.6	19.4	23.3
Other income	3.4	3.8	5.7	9.2

Income (loss) before income taxes	(78.3)	230.1	(186.1)	393.5

Income tax provision (benefit)	(30.3)	84.6	(64.5)	147.0

Net income (loss)	(48.0)	145.5	(121.6)	246.5

Less: Net income (loss) attributable to noncontrolling interests	(0.8)	0.3	(1.0)	0.2

Net income (loss) attributable to AK Steel Holding Corporation	$(47.2)	$145.2	$(120.6)	$246.3

Basic earnings per share:
Net income (loss) attributable to AK Steel Holding Corporation	$(0.43)	$1.30	$(1.10)	$2.20

Diluted earnings per share:
Net income (loss) attributable to AK Steel Holding Corporation	$(0.43)	$1.29	$(1.10)	$2.18

Weighted average shares outstanding:
Basic	108.7	111.6	109.3	111.5
Diluted	108.7	112.4	109.3	112.3

Dividends declared and paid per share:	$0.05	$0.05	$0.10	$0.10

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AK Steel Holding Corporation
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions, except per share amounts)

	June 30,	December 31,
	2009	2008

Assets
Current Assets
Cash and cash equivalents	$385.8	$562.7
Accounts receivable, net	279.1	469.9
Inventories, net	531.4	566.8
Other current assets	410.9	403.4
Total Current Assets	1,607.2	2,002.8

Property, plant and equipment	5,356.6	5,282.1
Accumulated depreciation	(3,319.0)	(3,220.8)
Property, plant and equipment, net	2,037.6	2,061.3
Other	654.6	617.9

Total Assets	$4,299.4	$4,682.0

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$312.4	$348.1
Other accruals	227.8	233.0
Current portion of long term debt	0.7	0.7
Pension & other postretirement benefit obligations	149.2	152.4
Total Current Liabilities	690.1	734.2

Long-term debt	606.1	632.6
Pension & other postretirement benefit obligations	1,982.0	2,144.2
Other liabilities	213.7	200.3

Total Liabilities	3,491.9	3,711.3

Stockholders' Equity
Common stock, authorized 200,000,000 shares of $0.01 par value each; issued 2009, 121,871,559 shares, 2008, 121,105,429 shares; outstanding 2009, 109,385,769 shares, 2008, 110,394,774 shares	1.2	1.2
Additional paid-in capital	1,904.9	1,898.9
Treasury stock, shares at cost, 2009, 12,485,790 shares; 2008, 10,710,655 shares	(162.2)	(150.8)
Accumulated deficit	(1,072.5)	(940.9)
Accumulated other comprehensive income	134.4	159.6
Total AK Steel Holding Corporation Stockholders' Equity	805.8	968.0

Noncontrolling interest	1.7	2.7

Total Stockholders' Equity	807.5	970.7

Total Liabilities and Stockholders' Equity	$4,299.4	$4,682.0

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AK Steel Holding Corporation
Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Six Months Ended
	June 30,
	2009	2008

Cash Flow From Operating Activities:
Net income (loss)	$(121.6)	$246.5
Depreciation	102.9	103.4
Amortization	6.6	5.8
Deferred taxes	(37.4)	105.2
Contributions to the pension trust	(100.0)	(150.0)
Contribution to Middletown retirees VEBA	(65.0)	(468.0)
Pension and other postretirement benefit payments greater than expense	(31.3)	(43.8)
Excess tax benefits from stock-based compensation	-	(12.3)
Working capital	162.6	(15.1)
Working capital-Middletown Coke	3.9	-
Other	26.7	(10.7)
Net Cash Flow From Operating Activities	(52.6)	(239.0)

Cash Flow From Investing Activities:
Capital investments	(76.8)	(86.2)
Capital investments-Middletown Coke	(18.8)	-
Purchase of investments	-	(4.2)
Other	0.3	0.7
Net Cash Flow From Investing Activities	(95.3)	(89.7)

Cash Flow From Financing Activities:
Redemption of long-term debt	(23.1)	(0.3)
Proceeds from exercise of stock options	-	3.3
Purchase of treasury stock	(11.4)	(9.5)
Excess tax benefits from stock-based compensation	-	12.3
Common stock dividends	(11.0)	(11.2)
Advances from minority interest owner to Middletown Coke	15.5	-
Other	1.0	1.3
Net Cash Flow From Financing Activities	(29.0)	(4.1)

Net Decrease in Cash	(176.9)	(332.8)

Cash and Cash Equivalents, Beginning	562.7	713.6

Cash and Cash Equivalents, Ending	$385.8	$380.8

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AK Steel Holding Corporation
(Unaudited)

Steel Shipments

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Tons Shipped by Product (000's)
Stainless/electrical	148.5	274.7	307.6	511.8
Coated	322.4	717.1	672.8	1,423.4
Cold-rolled	148.8	349.0	293.0	656.0
Tubular	16.6	34.3	34.8	67.7
Subtotal value-added shipments	636.3	1,375.1	1,308.2	2,658.9

Hot-rolled	64.9	318.3	140.4	556.0
Secondary	39.4	44.4	70.8	101.3
Subtotal non value-added shipments	104.3	362.7	211.2	657.3

Total Shipments	740.6	1,737.8	1,519.4	3,316.2

Shipments by Product (%)
Stainless/electrical	20.1%	15.8%	20.2%	15.4%
Coated	43.5%	41.3%	44.3%	42.9%
Cold-rolled	20.1%	20.1%	19.3%	19.8%
Tubular	2.2%	2.0%	2.3%	2.0%
Subtotal value-added shipments	85.9%	79.2%	86.1%	80.1%

Hot-rolled	8.8%	18.3%	9.2%	16.8%
Secondary	5.3%	2.5%	4.7%	3.1%
Subtotal non value-added shipments	14.1%	20.8%	13.9%	19.9%

Total Shipments	100.0%	100.0%	100.0%	100.0%

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